Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Local Bounti Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 3. Combined Prospectuses*

Security Type	Security Class Title	Amount of Securities Previously Registered(1)(2)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock, $0.0001 par value per share	83,514,977(3)	$525,517,992.77(4)	S-1	333-261578	December 23, 2021

Other	Warrants to purchase Common Stock	5,333,333(5)	—(6)	S-1	333-261578	December 23, 2021

Equity	Common Stock, $0.0001 par value per share	7,587,531(7)	$23,331,657.83(8)	S-1	333-265716	June 27, 2022

Equity	Common Stock, $0.0001 par value per share	9,320,000(9)	$23,300,000.00(10)	S-1	333-267993	November 1, 2022

*	Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the registrant’s Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to which this exhibit relates.
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

The amount of securities listed in this table reflect the amount of securities previously registered by Local Bounti Corporation (the “Company”) on the First Registration Statement, the Second Registration Statement and the Third Registration Statement, as applicable, and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.

(3)

Represents 83,514,977 shares of Common Stock, which consists of up to (i) 15,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements entered into on June 17, 2021 and November 4, 2021; (ii) 5,333,333 shares of Common Stock that are issuable upon the exercise of the Private Warrants originally issued in a private placement to the Sponsor, in connection with IPO of Leo Holdings III Corp, the Company’s predecessor company, at an exercise price of $11.50 per Private Warrant; (iii) 5,500,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants originally issued in connection with the IPO at an exercise price of $11.50 per Public Warrant; (iv) 705,883 shares of Common Stock that are issuable upon the exercise of 705,883 Assumed Warrants held by a commercial partner; (v) 56,734,761 shares of Common Stock issued upon consummation of the Business Combination pursuant to the Business Combination Agreement and held by certain of the Company’s officers, directors and greater than 5% stockholders and their affiliated entities; and (vi) 241,000 shares of Common Stock issued to satisfy fees related to the Business Combination.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on December 8, 2021, as reported on The New York Stock Exchange.

(5)	Represents the resale of 5,333,333 Private Warrants.
(6)

In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of Common Stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

(7)

Represents 7,587,531 shares of Common Stock, which consists of (i) 5,654,600 shares of Common Stock issued in connection with the Pete’s Acquisition, and (ii) 1,932,931 shares of Common Stock issued in connection with the First Amendment to Credit Agreements and Subordination Agreement.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $3.075, the average of the high and low prices of a share of Common Stock as reported on The New York Stock Exchange on June 14, 2022.

(9)	Represents 9,320,000 shares of Common Stock issued in a private placement to certain selling stockholders pursuant to the Securities Purchase Agreement.
(10)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $2.50, the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on October 19, 2022.